AMENDMENT TO

SCHEDULE A

AMENDED AND RESTATED

EXPENSE LIMITATION AGREEMENT

THIS AMENDED SCHEDULE A lists the Funds and the Expense Limitation Amounts which are established pursuant to the Amended and Restated Expense Limitation Agreement dated April 26, 2019.

LVIP FUND NAME	STANDARD CLASS EXPENSE LIMIT	STANDARD CLASS II EXPENSE LIMIT	SERVICE CLASS EXPENSE LIMIT	EFFECTIVE DATE	TERMINATION DATE
Lincoln Hedged S&P 500 Conservative Fund[1]	0.58%	N/A	0.93%	June 21, 2024	June 21, 2026
Lincoln Hedged S&P 500 Conservative Fund 2	0.58%	N/A	0.93%	May 1, 2024	April 30, 2025
Lincoln S&P 500 500 Conservative Fund 3	0.58%	N/A	0.93%	May 1, 2024	April 30, 2025
Lincoln Hedged S&P 500 Conservative Fund 4	0.58%	N/A	0.93%	May 1, 2024	April 30, 2025
Lincoln Hedged S&P 500 Fund[2]	0.58%	N/A	0.93%	June 21, 2024	June 21, 2026
Lincoln Hedged S&P 500 Fund 2	0.58%	N/A	0.93%	May 1, 2024	April 30, 2025
Lincoln Hedged S&P 500 Fund 3	0.58%	N/A	0.93%	May 1, 2024	April 30, 2025
Lincoln Hedged S&P 500 Fund 4	0.58%	N/A	0.93%	May 1, 2024	April 30, 2025
Lincoln Hedged Nasdaq-100 Fund[3]	0.62%	N/A	0.97%	May 1, 2024	April 30, 2025

[1]

Effective upon the substitution of the Lincoln Hedged S&P 500 Conservative Fund 2, Lincoln Hedged S&P 500 Conservative Fund 3, and Lincoln Hedged S&P 500 Conservative Fund 4 into the Lincoln Hedged S&P 500 Conservative Fund (the “Fund”) on June 21, 2024, LFI agreed to limit the Fund’s prospectus Total Annual Fund Operating Expenses (After Fee Waiver/Expense Reimbursement) to 0.69% (for Standard class) and 1.04% (for Service class) until June 21, 2026.

[2]

Effective upon the substitution of the Lincoln Hedged S&P 500 Fund 2, Lincoln Hedged S&P 500 Fund 3, and Lincoln Hedged S&P 500 Fund 4 into the Lincoln Hedged S&P 500 Fund (the “Fund”) on June 21, 2024, LFI agreed to limit the Fund’s prospectus Total Annual Fund Operating Expenses (After Fee Waiver/Expense Reimbursement) to 0.70% (for Standard class) and 1.05% (for Service class) until June 21, 2026.

[3]

Effective upon the substitution of the Lincoln Hedged Nasdaq-100 Fund 2, Lincoln Hedged Nasdaq-100 Fund 3, and Lincoln Hedged Nasdaq-100 Fund 4 into the Lincoln Hedged Nasdaq-100 Fund (the “Fund”) on June 21, 2024, LFI agreed to limit the Fund’s prospectus Total Annual Fund Operating Expenses (After Fee Waiver/Expense Reimbursement) to 0.85% (for Standard class) and 1.20% (for Service class) until June 21, 2026.

LVIP FUND NAME	STANDARD CLASS EXPENSE LIMIT	STANDARD CLASS II EXPENSE LIMIT	SERVICE CLASS EXPENSE LIMIT	EFFECTIVE DATE	TERMINATION DATE
Lincoln Hedged Nasdaq-100 Fund 2	0.62%	N/A	0.97%	June 21, 2024	June 21, 2026
Lincoln Hedged Nasdaq-100 Fund 3	0.62%	N/A	0.97%	May 1, 2024	April 30, 2025
Lincoln Hedged Nasdaq-100 Fund 4	0.62%	N/A	0.97%	May 1, 2024	April 30, 2025
Lincoln Opportunistic Hedged Equity Fund	0.59%	N/A	0.94%	May 1, 2024	April 30, 2025
LVIP American Century Balanced Fund	0.67%	0.77%	1.02%	May 1, 2024	April 30, 2026
LVIP American Century Capital Appreciation Fund	0.57%	0.79%	0.94%	May 1, 2024	April 30, 2026
LVIP American Century Disciplined Core Value Fund	0.61%	0.71%	0.96%	May 1, 2024	April 30, 2026
LVIP American Century Inflation Protection Fund	0.36%	0.46%	0.71%	May 1, 2024	April 30, 2026
LVIP American Century International Fund	0.85%	0.95%	1.10%	May 1, 2024	April 30, 2026
LVIP American Century Large Company Value Fund	0.60%	0.70%	0.85%	May 1, 2024	April 30, 2026
LVIP American Century Mid Cap Value Fund	0.76%	0.86%	1.01%	May 1, 2024	April 30, 2026
LVIP American Century Ultra Fund	0.65%	0.75%	0.90%	May 1, 2024	August 31, 2026
LVIP American Century Value Fund	0.61%	0.71%	0.86%	May 1, 2024	April 30, 2026
LVIP BlackRock Global Allocation Fund*	0.71%	N/A	0.96%	May 1, 2024	April 30, 2025
LVIP Channing Small Cap Value Fund	0.88%	N/A	1.13%	May 1, 2024	April 30, 2025
LVIP ClearBridge Franklin Select Large Cap Managed Volatility Fund	0.645%	N/A	0.995%	May 1, 2024	April 30, 2025
LVIP Macquarie Wealth Builder Fund	0.71%	N/A	0.96%	May 1, 2024	April 30, 2025

LVIP FUND NAME	STANDARD CLASS EXPENSE LIMIT	STANDARD CLASS II EXPENSE LIMIT	SERVICE CLASS EXPENSE LIMIT	EFFECTIVE DATE	TERMINATION DATE
LVIP Macquarie U.S. Growth Fund	0.73%	N/A	1.03%	May 1, 2024	April 30, 2025
LVIP Macquarie Value Fund*	0.69%	N/A	0.99%	May 1, 2024	April 30, 2025
LVIP Macquarie Diversified Income Fund*	0.54%	N/A	0.84%	May 1, 2024	April 30, 2025
LVIP Macquarie Limited-Term Diversified Income Fund*	0.53%	N/A	0.83%	May 1, 2024	April 30, 2025
LVIP Macquarie SMID Cap Core Fund*	0.80%	N/A	1.10%	May 1, 2024	April 30, 2025
LVIP Macquarie High Yield Fund*	0.74%	N/A	1.04%	May 1, 2024	April 30, 2025
LVIP Macquarie U.S. REIT Fund*	0.83%	N/A	1.13%	May 1, 2024	April 30, 2025
LVIP Dimensional International Core Equity Fund	0.62%	N/A	0.87%	May 1, 2024	April 30, 2025
LVIP Fidelity Institutional AM® Select Core Equity Managed Volatility Fund	0.095%	N/A	0.445%	May 1, 2024	April 30, 2025
LVIP Global Aggressive Growth Allocation Managed Risk Fund	0.325%	N/A	0.575%	May 1, 2024	April 30, 2025
LVIP Invesco Select Equity Income Managed Volatility Fund *	0.565%	N/A	0.915%	May 1, 2024	April 30, 2025
LVIP JPMorgan Core Bond Fund	0.54%	N/A	0.79%	May 1, 2024	April 30, 2025
LVIP JPMorgan Mid Cap Value Fund	0.76%	N/A	1.01%	May 1, 2024	April 30, 2025
LVIP JPMorgan Retirement Income Fund *	0.38%	N/A	0.63%	May 1, 2024	April 30, 2025
LVIP JPMorgan Small Cap Core Fund	0.82%	N/A	1.07%	May 1, 2024	April 30, 2025

LVIP FUND NAME	STANDARD CLASS EXPENSE LIMIT	STANDARD CLASS II EXPENSE LIMIT	SERVICE CLASS EXPENSE LIMIT	EFFECTIVE DATE	TERMINATION DATE
LVIP JPMorgan U.S. Equity Fund	0.75%	N/A	1.00%	May 1, 2024	April 30, 2025
LVIP Loomis Sayles Global Growth Fund	0.77%	N/A	1.12%	May 1, 2024	April 30, 2025
LVIP MFS International Equity Managed Volatility Fund	0.185%	N/A	0.435%	May 1, 2024	April 30, 2025
LVIP Multi-Manager Global Equity Managed Volatility Fund	0.21%	N/A	0.56%	May 1, 2024	April 30, 2025
LVIP PIMCO Low Duration Bond Fund	0.50%	N/A	0.75%	May 1, 2024	April 30, 2025
LVIP SSGA Conservative Index Allocation Fund	0.20%	N/A	0.45%	May 1, 2024	April 30, 2025
LVIP SSGA Emerging Markets Equity Index Fund	0.50%	N/A	0.75%	May 1, 2024	April 30, 2025
LVIP SSGA International Managed Volatility Fund	0.245%	N/A	0.495%	May 1, 2024	April 30, 2025
LVIP SSGA Large Cap Managed Volatility Fund	0.245%	N/A	0.495%	May 1, 2024	April 30, 2025
LVIP SSGA Short-Term Bond Index Fund	0.3625%	N/A	0.6125%	May 1, 2024	April 30, 2025
LVIP SSGA Nasdaq-100 Index Fund	0.45%	N/A	0.70%	May 1, 2024	April 30, 2025
LVIP SSGA SMID Cap Managed Volatility Fund	0.245%	N/A	0.495%	May 1, 2024	April 30, 2025
LVIP T. Rowe Price 2020 Fund	0.24%	N/A	0.49%	May 1, 2024	April 30, 2025
LVIP T. Rowe Price 2030 Fund	0.25%	N/A	0.50%	May 1, 2024	April 30, 2025
LVIP T. Rowe Price 2040 Fund	0.26%	N/A	0.51%	May 1, 2024	April 30, 2025
LVIP T. Rowe Price 2050 Fund	0.27%	N/A	0.52%	May 1, 2024	April 30, 2025
LVIP T. Rowe Price 2060 Fund	0.27%	N/A	0.52%	May 1, 2024	April 30, 2025
LVIP U.S. Aggressive Growth Allocation Managed Risk Fund	0.315%	N/A	0.565%	May 1, 2024	April 30, 2025

MASTER-FEEDER FUNDS
LVIP American Global Small Capitalization Fund	0.10% [4] Service II Class	N/A	May 1, 2024	April 30, 2025

*	May be amended only with Board approval.

[4]	Applies only to “Other Expenses” as such term is used in the Fund’s prospectus.

The parties hereto have caused this SCHEDULE A to be signed by their duly authorized officers as of June 20, 2024 and effective in accordance with the dates noted above.

LINCOLN FINANCIAL INVESTMENTS CORPORATION		LINCOLN VARIABLE INSURANCE PRODUCTS TRUST, on behalf of each of its Funds listed on Schedule A

By:	/s/ Benjamin A. Richer	By:	/s/ James Hoffmayer
Name:	Benjamin A. Richer	Name:	James Hoffmayer
Title:	Senior Vice President	Title:	Vice President & Chief Accounting Officer